UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[_]	Soliciting Material Pursuant to Rule Sec.240.14a-12

RIOT BLOCKCHAIN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

RIOT BLOCKCHAIN, INC.
202 6th Street, Suite 401
Castle Rock, CO 80104
(303) 794-2000

Dear Shareholder,

You are cordially invited to attend the 2017 Annual Meeting of Shareholders (the "Annual Meeting") of Riot Blockchain, Inc. to be held at 10:00 a.m. (local time) on December 28, 2017, aat the Boca Raton Resort and Club, 501 East Camino Real, Boca Raton, FL 33422. The attached notice of Annual Meeting and proxy statement describe the matters to be presented at the Annual Meeting and provide information about us that you should consider when you vote your shares.

The principal business of the meeting will be (i) to elect as directors the nominees named in this proxy statement to serve until 2018 Annual Meeting of Shareholders and until their successors are duly elected and qualified, (ii) to ratify the appointment of EisnerAmper LLP as our independent public accountant for the fiscal year ending December 31, 2017, (iii) to advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay), (iv) to approve an amendment to the Company's 2017 Equity Incentive Plan to increase the reservation of common stock for issuance thereunder to 1,645,000 shares from 895,000 shares and (v) to transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.

Sincerely,

John O'Rourke
President and Chief Executive Officer, Chairman

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

RIOT BLOCKCHAIN, INC.
202 6th Street, Suite 401
Castle Rock, CO 80104
(303) 794-2000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held December 28, 2017

To the Shareholders of Riot Blockchain, Inc.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Shareholders (the "Annual Meeting") of Riot Blockchain, Inc., a Nevada corporation (the "Company"), will be held at 10:00 a.m. (local time) on December 28, 2017, or such later date or dates as such Annual Meeting date may be adjourned, at the Boca Raton Resort and Club, 501 East Camino Real, Boca Raton, FL 33422, for the purpose of considering and taking action on the following proposals:

1.	Elect as directors the nominees named in the proxy statement;
2.	To ratify the appointment of EisnerAmper LLP as our independent public accountant for the fiscal year ending December 31, 2017;
3.	To advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay);
4.	To approve an amendment to the Company's 2017 Equity Incentive Plan to increase the reservation of common stock for issuance thereunder to 1,645,000 shares from 895,000 shares; and
5.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The foregoing business items are more fully described in the following pages, which are made part of this notice.

The Board recommends that you vote as follows:

●	"FOR" for the election of the Board nominees as directors;
●	"FOR" ratification of the selection of EisnerAmper LLP as our independent public accountant for our fiscal year ending December 31, 2017;
●	"FOR" the compensation of our named executive officers as set forth in this proxy statement; and
●	"FOR" an amendment to the Company's 2017 Equity Incentive Plan to increase the reservation of common stock for issuance thereunder to 1,645,000 shares from 895,000 shares.

You may vote if you were the record owner of the Company's common stock at the close of business on December 11, 2017. The Board of Directors of the Company has fixed the close of business on December 11, 2017 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

As of the Record Date, there were 9,659,919 shares of common stock outstanding entitled to vote at the Annual Meeting. The foregoing shares are referred to herein as the "Shares." A list of shareholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary of the Company at 202 6th Street, Suite 401, Castle Rock, CO 80104.

All shareholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

By Order of the Board of Directors of Riot Blockchain, Inc.,

Sincerely,

John O' Rourke
President and Chief Executive Officer, Chairman

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Annual Meeting.

For information on how to vote your shares, please see the instruction from your broker or other fiduciary, as applicable, as well as "Information About the Meeting and Voting" in the proxy statement accompanying this notice.

We encourage you to vote by completing, signing, and dating the proxy card, and returning it in the enclosed envelope.

If you have questions about voting your shares, please contact our Corporate Secretary at Riot Blockchain, Inc., at 202 6th Street, Suite 401, Castle Rock, CO 80104, telephone number (303) 794-2000.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached proxy statement/prospectus at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible. Note that we have enclosed with this notice a proxy statement.

THE PROXY STATEMENT IS AVAILABLE AT: www.riotblockchain.com

By Order of the Board of Directors,

Sincerely,

John O'Rourke
President and Chief Executive Officer, Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 28, 2017 AT 10:00 A.M. LOCAL TIME.

The Notice of Annual Meeting of Shareholders and our Proxy Statement are available at:
www.riotblockchain.com

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about Riot Blockchain, Inc. that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission ("SEC") website (www.sec.gov) or upon your written or oral request by contacting the Chief Executive Officer, 202 6th Street, Suite 401, Castle Rock, CO 80104 or by calling (303) 794-2000.

To ensure timely delivery of these documents, any request should be made no later than December 14, 2017 to receive them before the annual meeting.

For additional details about where you can find information about Riot Blockchain, Inc., please see the section entitled "Where You Can Find More Information" in this proxy statement.

RIOT BLOCKCHAIN, INC.
202 6th Street, Suite 401
Castle Rock, CO 80104
(303) 794-2000

2017 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 28, 2017

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying notice of the 2017 Annual Meeting of Shareholders, contains information about the 2017 Annual Meeting of Shareholders of Riot Blockchain, Inc., including any adjournments or postponements thereof (referred to herein as the "Annual Meeting"). We are holding the Annual Meeting at 10:00 a.m. (local time) on December 28, 2017, at the Boca Raton Resort and Club, 501 East Camino Real, Boca Raton, FL 33422, or such later date or dates as such Annual Meeting date may be adjourned. For directions to the meeting, please call (303) 794-2000.

In this proxy statement, we refer to Riot Blockchain, Inc. as "Riot," the "Company," "we," "us" or "our."

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement in connection with the solicitation by the Board of Directors of the Company (referred to herein as the "Board of Directors" or the "Board") of proxies, in the accompanying form, to be used at the Annual Meeting to be held at 10:00 a.m. (local time) on December 28, 2017, at the Boca Raton Resort and Club, 501 East Camino Real, Boca Raton, FL 33422 and any adjournments thereof. This proxy statement along with the accompanying Notice of Annual Meeting of Shareholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 28, 2017: The proxy statement and annual report to security holders are available at www.riotblockchain.com.

This proxy statement, the accompanying proxy and, though not part of this proxy statement, our 2016 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2016, are being mailed on or about Monday, December 18, 2017 to all shareholders entitled to notice of and to vote at the meeting. You can also find a copy of our 2016 Annual Report on Form 10-K, and amendments thereto on Form 10-K/A, on the Internet through the Securities and Exchange Commission's electronic data system called EDGAR at www.sec.gov or through the "Investors" section of our website at www.riotblockchain.com.

Who Can Vote?

Shareholders who owned common stock at the close of business on December 11, 2017 (the "Record Date"), are entitled to vote at the Annual Meeting. As of the Record Date, there were 9,659,919 shares of common stock outstanding entitled to vote at the Annual Meeting. The shares of common stock are herein referred to as the "Shares."

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. A shareholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any shareholder who has executed a proxy card but attends the Annual Meeting in person may revoke the proxy and vote at the Annual Meeting.

How Many Votes Do I Have?

Each holder of common stock is entitled to vote the number of shares of common stock owned as of the record date. Holders of the Company's Series B Preferred Stock are not entitled to vote on matters presented to the shareholders of the Company.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or against each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board's recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Corporate Stock Transfer, Inc., or you have stock certificates, you may vote:

●
By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board.

●	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares are held in "street name" (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

●	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

●
In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to attend the Annual Meeting unless you have a proxy card from your broker.

How Does The Board Recommend That I Vote On The Proposals?

The Board recommends that you vote as follows:

●	"FOR" for the election of the Board nominees as directors;
●	"FOR" ratification of the selection of EisnerAmper LLP as our independent public accountant for our fiscal year ending December 31, 2017;
●	"FOR" the compensation of our named executive officers as set forth in this proxy statement; and
●	"FOR" an amendment to the Company's 2017 Equity Incentive Plan to increase the reservation of common stock for issuance thereunder to 1,645,000 shares from 895,000 shares.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	signing a new proxy card and submitting it as instructed above;

●	if your shares are held in street name, re-voting by Internet or by telephone as instructed above — only your latest Internet or telephone vote will be counted;

●	if your shares are registered in your name, notifying the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

●	attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under "How Do I Vote?" on the proxy card for each account to ensure that all of your shares are voted.

Will My Shares Be Voted If I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under "How Do I Vote?" If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote." The New York Stock Exchange ("NYSE") has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The Nasdaq Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters ("routine matters"), but do not have the discretion to vote uninstructed shares as to certain other matters ("non-routine matters"). Under NYSE interpretations, Proposal 1 (election of directors), Proposal 3 (advisory vote to approve executive compensation) and Proposal 4 (an amendment to the Company's 2017 Equity Incentive Plan to increase the reservation of common stock for issuance thereunder to 1,645,000 shares from 895,000 shares) are considered non-routine matters, and Proposal 2 (the ratification of our independent public accountant) is considered a routine matter. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under "How Do I Vote?," the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 2 (the ratification of our independent public accountant), but does not have authority to vote your unvoted shares for Proposal 1 (election of directors), Proposal 3 (advisory vote to approve executive compensation) or Proposal 4 (an amendment to the Company's 2017 Equity Incentive Plan to increase the reservation of common stock for issuance thereunder to 1,645,000 shares from 895,000 shares). We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors
The nominees for director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratification of the Appointment of EisnerAmper LLP as Our Independent Public Accountant for the Fiscal Year Ending December 31, 2017
The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company's independent public accountant. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our shareholders to appoint the Company's independent accountant. However, if our shareholders do not ratify the appointment of EisnerAmper LLP as the Company's independent public accountant for the fiscal year ending December 31, 2017, the Audit Committee of the Board may reconsider its appointment.

Proposal 3: Advisory Vote to Approve the Compensation of Our Named Executive Officers
The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our shareholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers.

Proposal 4: An Amendment to the Company's 2017 Equity Incentive Plan to Increase the Reservation of Common Stock for Issuance Thereunder to 1,645,000 Shares from 895,000 Shares
The affirmative vote of a majority of the votes cast for this proposal is required to approve an amendment to the Company's 2017 Equity Incentive Plan to increase the reservation of common stock for issuance thereunder to 1,645,000 shares from 895,000 shares. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of shareholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents

The Securities and Exchange Commission (the "SEC") previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if either we or the brokers believe that the shareholders are members of the same family. This practice, referred to as "householding," benefits both shareholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once shareholders receive notice from their brokers or from us that communications to their addresses will be "householded," the practice will continue until shareholders are otherwise notified or until they revoke their consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

Those shareholders who either (i) do not wish to participate in "householding" and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our shareholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●
Shareholders whose shares are registered in their own name should contact our transfer agent, Corporate Stock Transfer, Inc., and inform them of their request by calling them at 303-282-4800 or writing them at 3200 Cherry Creek Dr. South, Ste. 430, Denver, CO 80209.

●
Shareholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request, shareholders should be sure to include their name, the name of their brokerage firm and their account number.

Who is paying for this proxy solicitation?

In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are shareholder proposals due for next year's annual meeting?

At our annual meeting each year, our Board of Directors submits to shareholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the shareholders for action at the annual meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, shareholders may present proper proposals for inclusion in the Company's proxy statement for consideration at the 2018 annual meeting of shareholders by submitting their proposals to the Company in a timely manner. These proposals must meet the shareholders eligibility and other requirements of the SEC. To be considered for inclusion in next year's proxy materials, you must submit your proposal in writing by August 20, 2018 to our Corporate Secretary, 202 6th Street, Suite 401, Castle Rock, CO 80104.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 11, 2017, based upon 9,659,919 shares of common stock issued and outstanding, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.  In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock that the owner has the right to acquire within 60 days after December 11, 2017 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned and addresses are c/o Riot Blockchain, Inc., 202 6th Street, Suite 401, Castle Rock, CO 80104.

Name and Address	Number of Shares	Percent
Directors:
John R. O'Rourke (1)	202,555	2.1%
Eric So (2)	937	*
Jason Les (3)	15,937	*
Andrew J. Kaplan(4)	6,583	*
Other Executive Officers:
Jeffrey G. McGonegal (5)	3,929	*
All Directors and Officers as a Group (5 persons) (6)	229,941	2.4%
____________________
* Holds less than 1%

(1)	Includes (i) 11,041 shares of common stock, (ii) 7,293 shares of common stock vested or to be vested pursuant to a restricted stock award of an aggregate of 35,000 shares pursuant to the 2002 Stock Incentive Plan (the "2002 Plan") which vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of February 3, 2017, (iii) 5,417 shares of common stock vested or to be vested pursuant to a restricted stock award of an aggregate of 30,000 shares pursuant to the 2002 Plan which vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of August 21, 2017, (iv) 12,501 shares of common stock vested or to be vested pursuant to a restricted stock award of an aggregate of 75,000 shares pursuant to the 2017 Equity Incentive Plan (the "2017 Plan") which vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of September 27, 2017, (v) 43,003 shares of common stock vested or to be vested pursuant to a restricted stock award of an aggregate of 344,000 shares pursuant to the 2017 Plan which vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of November 3, 2017 and (vi) options currently exercisable or exercisable within 60 days to purchase an aggregate of 100,000 shares of common stock at an exercise price of $10.00 per share pursuant to the 2017 Plan. Also includes an aggregate of 23,300 shares held by ATG Capital LLC, for which Mr. O'Rourke is the managing member and sole beneficiary and in such capacity holds voting and dispositive power over the securities held by that entity.
(2)
Includes 937 shares vested or to be vested of common stock pursuant to a restricted stock award of an aggregate of 7,500 shares pursuant to the 2017 Plan which vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of October 20, 2017.

(3)
Includes (i) 15,000 shares of common stock and (ii) 937 shares of common stock vested or to be vested pursuant to a restricted stock award of an aggregate of 7,500 shares pursuant to the 2017 Plan which vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of November 3, 2017.

(4)
Includes (i) 2,416 shares of common stock, (ii) 2,500 shares vested or to be vested of common stock pursuant to a restricted stock award of an aggregate of 12,000 shares pursuant to the 2002 Plan which vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of May 5, 2017 and (iii) 1,667 shares of common stock vested or to be vested pursuant to a restricted stock award of an aggregate of 10,000 shares pursuant to the 2002 Plan which vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of August 21, 2017.

(5)
Includes (i) 1,009 shares of common stock, (ii) 63 shares of common stock held in Mr. McGonegal's IRA and (iii) 2,857 shares of common stock vested or to be vested pursuant to a restricted stock award of an aggregate of 5,000 shares pursuant to the 2017 Plan which vest in 7 equal monthly installments, beginning on October 31, 2017.

(6)	Includes footnotes (1) through (5).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of four members. The Nominating and Corporate Governance Committee and Board have unanimously approved the recommended slate of four directors.

The following table shows the Company's nominees for election to the Board. Each nominee, if elected, will serve until the next Annual Meeting of Shareholders and until a successor is named and qualified, or until his earlier resignation or removal. All nominees are members of the present Board of Directors. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. Unless otherwise indicated by the shareholder, the accompanying proxy will be voted for the election of the four persons named under the heading "Nominees for Directors." Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

NOMINEES FOR DIRECTOR

Name of Nominee	Age	Principal Occupation	Director Since
John R. O'Rourke	32	Chief Executive Officer, President and Chairman	2017
Andrew J. Kaplan	50	Director	2017
Eric So	42	Director	2017
Jason Les	32	Director	2017

The Nominating and Corporate Governance Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members. We have set out below biographical and professional information about each of the nominees, along with a brief discussion of the experience, qualifications, and skills that the Board considered important in concluding that the individual should serve as a current director and as a nominee for re-election as a member of our Board.

Nominees Biographies

John R. O'Rourke has been serving as a Director of the Company since January 2017, and has been the Chief Executive Officer since November 2017. Mr. O'Rourke is an analyst and investor who serves as Managing Member of ATG Capital LLC, an investment fund focused on small and mid-cap growth companies possessing distinct competitive advantages and superior management teams.  Mr. O'Rourke currently serves on the Board of Directors of Mundo Inc., a leading global performance based marketing company.  He received his Bachelor of Science in Accounting with an Honors Citation from the University of Maryland, College Park.  Mr. O'Rourke is qualified to serve as a director because of his prior management experience, deep knowledge of capital markets, experience in public company accounting, finance, and audit matters as well as his experience in a range of board and committee functions as a member of various boards.

Andrew J. Kaplan has been serving as a Director of the Company since May 2017. Mr. Kaplan is a founder of A to B Capital Management, and manages the A to B Capital Special Situations Fund, LP which was launched on January 1, 2009. The fund invests in the small cap sector through private, pre-public and publicly traded companies. In addition, he has been a Vice President of Barry Kaplan Associates for the past 22 years, a leading financial public relations firm for both public and private companies in the US, Canada and abroad. Prior to working at BKA, he had six years' experience working at major investment banks involved in deal structure, mergers and acquisitions and trading. Mr. Kaplan is a member of the Board of Directors of U.S. Gold Corp. (USAU) and Coral Gold Resources, Ltd. (CLH.V) and a former member of the Board of PolarityTE, Inc. (COOL) and Naked Brand Group (NAKD).  He holds a BSBA from the University of Hartford in Finance and Insurance.  Mr. Kaplan is qualified to serve as a director due to his extensive business and management expertise and his extensive knowledge of capital markets.

Eric So has been a Director of the Company since October 2017. Mr. So is currently Chief Legal and Corporate Development Officer at Mundo Inc., a private internet marketing company, and serves as a Director of Therapix Biosciences Ltd. (NASDAQ:TRPX).  He is also a member of the Toronto Board of Trade and the Hong Kong Canada Business Association. Mr. So has previously worked at Synergex Corporation, Fraser Milner Casgrain LLP, and Torys LLP. He earned his law degree at the University of Windsor and his bachelor of science at McGill University. Mr. So is qualified to serve as a director due to his extensive business and legal expertise.

Jason Les has been serving as a Director of the Company since November 2017 and also serves on the Advisory Board. Mr. Les is an established professional poker player. Mr. Les successfully competed in high stakes heads-up games online for several years and was twice selected as the human benchmark for testing the world's best poker artificial intelligence in what was dubbed Man vs Machine at Carnegie Mellon University.  Mr. Les graduated from U.C. Irvine in 2010 with a B.S. in Information and Computer Science. Mr. Les is qualified as a director based on the fact that he has been active in the industry as a miner, studying protocol development and evaluating a variety of crypto investment strategies.

Unless authority to vote for the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election of such nominees as directors. In the event that any of the nominees shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in such nominee's place. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

●
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;
●
the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Vote Required

The nominees for director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE

Information about the Board of Directors and Committees

Independence of Directors

Our Board is currently comprised of four members, three of whom are independent directors. Mr. O'Rourke is not an independent director.

The Board, upon recommendation of the Nominating and Corporate Governance Committee, unanimously determined that each of our three non-employee directors is "independent," as such term is defined in the Nasdaq Stock Market Rules ("Stock Market Rules").

The definition of "independent director" included in the Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company's Corporate Governance Principles, the Board's determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), even if the director otherwise satisfies the objective independence tests included in the definition of an "independent director" included in the Stock Market Rules.

In determining that each individual who served as a member of the Board is independent, the Board considered that, in the ordinary course of business, transactions may occur between the Company and entities with which some of our directors are affiliated. The Board unanimously determined that the relationships discussed below were not material. No unusual discounts or terms were extended.

Board Leadership Structure

The Board believes that the Company's shareholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, the Company's Corporate Governance Principles provide that the Board may combine or separate the roles of the CEO and chairman, as it deems advisable and in the best interests of the Company and its shareholders.

The independent directors have concluded that the most effective leadership structure for the Company at the present time is for Mr. O'Rourke to serve as both our CEO and Chairman. The Board made this determination in light of Mr. O'Rourke's experience with the Company, which allows him to bring to the Board a broad and uniquely well-informed perspective on the Company's business, as well as insight into the trends and opportunities that can affect the Company's future. In adopting the structure, the Board also concluded that the strong independent membership of the Board and its standing committees ensures robust and effective communication between the directors and members of management, and that the overall leadership structure is effective in providing the Board with a well-informed and current view of the Company's business that enhances its ability to address strategic considerations, as well as focus on the opportunities and risks that are of greatest importance to the Company and its shareholders. The Board believes this structure has served the Company well.

Director Attendance at Board, Committee, and Other Meetings

Directors are expected to attend Board meetings and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. The Board does not have a policy on director attendance at the Company's annual meeting.

The non-management directors (who also constitute all of the independent directors) meet in executive sessions in connection with regularly scheduled Board meetings and at such other times as the non-management directors deem appropriate.

In 2016, the Board held twenty-eight regular and special meetings, the non-management directors held seven regular and special executive sessions, the Audit Committee held six regular and special meetings, the Compensation Committee held eight regular and special meetings, and the Nominating and Corporate Governance Committee held four regular and special meetings. Each director attended 90% or more of the regular and special meetings of the Board and of the committees on which he or she served that were held during his or her term of office. Each of the non-management (and independent) directors attended 90% or more of the regular and special executive sessions that were held during his or her term of office.

Board Role in Risk Oversight

The Company's Board plays an active role in risk oversight of the Company. The Board does not have a formal risk management committee, but administers this oversight function through various standing committees of the Board, which are described below. The Audit Committee periodically reviews overall enterprise risk management, in addition to maintaining responsibility for oversight of financial reporting-related risks, including those related to the Company's accounting, auditing and financial reporting practices. The Audit Committee also reviews reports and considers any material allegations regarding potential violations of the Company's Code of Ethics. The Compensation Committee oversees risks arising from the Company's compensation policies and programs. This Committee has responsibility for evaluating and approving the executive compensation and benefit plans, policies and programs of the Company. The Nominating Committee oversees corporate governance risks and oversees and advises the Board with respect to the Company's policies and practices regarding significant issues of corporate responsibility.

The Board of Directors has a process for shareholders to communicate with directors. Shareholders should write to the President at the Company's mailing address and specifically request that a copy of the letter be distributed to a particular Board member or to all Board members. Where no such specific request is made, the letter will be distributed to Board members if material, in the judgment of the President, to matters on the Board's agenda.

Committees of the Board

Our Board has three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each of the committees is solely comprised of and chaired by independent directors, each of whom the Board has affirmatively determined is independent pursuant to the Stock Market Rules. Each of the committees operates pursuant to its charter. The committee Charters are reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee proposes revisions to the charters. The responsibilities of each committee are described in more detail below. The charters for the three committees are available on the Company's website at www.riotblockchain.com  by following the link to "Investor Relations" and then to "Governance."

Audit Committee

The Audit Committee is responsible for, among other things:

●	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;
●	reviewing the internal audit function, including its independence, plans, and budget;
●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;
●	reviewing our internal controls with the independent auditor, the internal auditor, and management;
●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;
●	overseeing our financial compliance system; and
●	overseeing our major risk exposures regarding the Company's accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Audi Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2016 with management of the Company and has discussed with EisnerAmper LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and the Stock Market Rules. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that Eric So meets the qualifications of an Audit Committee financial expert. The Company's Audit Committee currently consists of the following members: Andrew Kaplan, Eric So and Jason Les. Mr. So serves as Chairman of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Riot Blockchain, Inc.

Management is responsible for our internal controls and the financial reporting process.  The independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements.  Our responsibility is to monitor and oversee those processes.  We hereby report to the Board of Directors that, in connection with the financial statements for the year ended December 31, 2016, we have:

•	reviewed and discussed the audited financial statements with management and the independent accountants;
•	approved the appointment of the independent accountants;
•	discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and
•
received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with the independent accountant the accountant's independence.

Based on the discussions and our review discussed above, we recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2016 be included in the Company's 2016 Annual Report to Shareholders on Form 10-K for that fiscal year.

Respectfully submitted,
The Audit Committee of Riot Blockchain, Inc.
Jason Les
Andrew Kaplan
Eric So

Compensation Committee

The Compensation Committee is responsible for, among other things:

●	reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;
●	overseeing and administering the Company's executive compensation plans, including equity-based awards;
●	negotiating and overseeing employment agreements with officers and directors; and
●	overseeing how the Company's compensation policies and practices may affect the Company's risk management practices and/or risk-taking incentives.

The Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

When evaluating the compensation of our executive officers, the Compensation Committee evaluates factors including the executive's responsibilities, experience and the competitive marketplace.  The Compensation Committee may also invite the senior executives and other members of management to participate in their deliberations, or to provide information to the Compensation Committee for its consideration with respect to such deliberations, except that the Chief Executive Officer may not be present for the deliberation of or the voting on compensation for the Chief Executive Officer.  The Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other officer.

The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate.  The Compensation Committee did not retain any such advisor for 2016. The Compensation Committee held six meetings and took two actions by written consent during the year ended December 31, 2016.The Company's Compensation Committee currently consists of the following members: Andrew Kaplan, Eric So and Jason Les. Mr. Les serves as Chairman of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the additional independence criteria applicable to compensation committee members under SEC rules and the Stock Market Rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, is responsible for:

●	reviewing and assessing the development of the executive officers, and considering and making recommendations to the Board regarding promotion and succession issues;
●	evaluating and reporting to the Board on the performance and effectiveness of the directors, committees, and the Board as a whole;
●	working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience, including diversity considerations, for the full Board and each committee;
●	annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;
●	reviewing, evaluating, and recommending changes to the Company's Corporate Governance Principles and committee Charters;
●	recommending to the Board individuals to be elected to fill vacancies and newly created directorships;
●	overseeing the Company's compliance program, including the Code of Conduct; and
●
overseeing and evaluating how the Company's corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company's major risk exposures.

The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee. The Company's Nominating and Corporate Governance Committee currently consists of the following members: Andrew Kaplan, Eric So and Jason Les. Mr. Kaplan serves as Chairman of the Nominating and Corporate Governance Committee.

Consideration of Director Nominees

As specified in our Corporate Governance Principles, we seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria reflected in the Corporate Governance Principles. The Nominating and Corporate Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent shareholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director's attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

Corporate Governance Matters

We are committed to maintaining strong corporate governance practices that benefit the long-term interests of our shareholders by providing for effective oversight and management of the Company. Our governance policies, including our Corporate Governance Principles, Code of Conduct, and Committee Charters can be found on our website at www.riotblockchain.com by following the link to "Investors" and then to "Governance."

The Nominating and Corporate Governance Committee regularly reviews our Corporate Governance Principles, Code of Conduct, and Committee Charters to ensure that they take into account developments at the Company, changes in regulations and listing requirements, and the continuing evolution of best practices in the area of corporate governance.

The Board conducts an annual self-evaluation in order to assess whether the directors, the committees, and the Board are functioning effectively.

Code of Conduct

Our Code of Conduct (the "Code"), which was amended and restated as of October 2017, applies to the Company's employees, directors, officers, contractors, consultants, and persons performing similar functions ("Covered Persons"). This includes our CEO and Chairman, our CFO, and our controller/treasurer. We require that they avoid conflicts of interest, comply with applicable laws, protect Company assets, and conduct business in an ethical and responsible manner and in accordance with the Code. The Code prohibits employees from taking unfair advantage of our business partners, competitors, and employees through manipulation, concealment, misuse of confidential or privileged information, misrepresentation of material facts, or any other practice of unfair dealing or improper use of information. The Code requires employees to comply with all applicable laws, rules, and regulations wherever in the world we conduct business. This includes applicable laws on privacy and data protection, anti-corruption and anti-bribery, and trade sanctions. Our Code was amended and restated in October 2017 to better reflect our expanding global operations and diverse employee base, enhance its clarity and general readability, and to make other stylistic changes to more closely align the Code with our overall brand. Our Code is publicly available and can be found on our website at www.riotblockchain.com by following the link to "Investors" and then to "Governance."

If we make substantive amendments to the Code, or grant any waiver, including any implicit waiver, from a provision of the Code to our CEO and Chairman, CFO, controller/treasurer, and any of our other officers, financial professionals, and persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report filed with the SEC on Form 8-K.

Communications with the Board of Directors

Shareholders and other parties may communicate directly with the Board of Directors or the relevant board member by addressing communications to:

Riot Blockchain, Inc.
c/o Corporate Secretary
202 6th Street, Suite 401
Castle Rock, CO 80104

All shareholder correspondence will be compiled by our corporate secretary and forwarded as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and shareholders who own more than 10% of the Company's stock to file forms with the SEC to report their ownership of the Company's stock and any changes in ownership. The Company assists its directors and executives by identifying reportable transactions of which it is aware and preparing and filing the forms on their behalf. All persons required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filings during the past fiscal year were filed on a timely basis and that all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the past fiscal year.

Certain Relationships and Related Transactions

The Audit Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules. This includes current or proposed transactions in which the Company was or is to be a participant, the amount involved exceeds the lower of either $120,000 or 1% of the average of the Company's total assets at year-end for the last two completed fiscal years, and in which any of the Company's executive officers, directors, or greater than five percent shareholders, or any members of their immediate families, has a direct or indirect material interest. Apart from any transactions disclosed herein, no such transaction was entered into with any director or executive officer during the last fiscal year. Such transactions will be entered into only if found to be in the best interest of the Company and approved in accordance with the Company's Code of Ethics, which are available on the Company's web site.

Except for the employment agreements previously entered into between the Company and certain of its named executive officers, since January 1, 2016, none of the directors or named executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company's outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction, or in any proposed transaction, which has materially affected or will affect the Company.

EXECUTIVE OFFICERS AND MANAGEMENT

The following persons are our executive officers and hold the offices set forth opposite their names.

Name	Age	Principal Occupation	Officer Since
John R. O'Rourke	32	Chief Executive Officer, President and Chairman	2017
Jeffrey G. McGonegal	66	Chief Financial Officer	2003

John R. O'Rourke. The biography of Mr. O'Rourke is contained in the information disclosures relating to the Company's nominees for director.

Jeffrey G. McGonegal became Chief Financial Officer of the Company in June 2003, was appointed Corporate Secretary in January 2010 and served as interim President in December 2004 and January 2005. Mr. McGonegal served from 2003 to January 1, 2011 as Chief Financial Officer of PepperBall Technologies, Inc. Until his resignation in September 2013, Mr. McGonegal served on a limited part-time basis as Senior Vice President — Finance of Cambridge Holdings, Ltd., a small publicly held company with limited business activities. Mr. McGonegal served as Chief Financial Officer of Bactolac Pharmaceutical, Inc. and had been associated with its predecessors through October 2006, a company (publicly held until September 2006) engaged in manufacturing and marketing of vitamins and nutritional supplements. From 1974 to 1997, Mr. McGonegal was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Mr. McGonegal served as Managing Partner of the Denver, Colorado office. Until his resignation in March 2012, Mr. McGonegal was elected in 2005 to serve on the board of Imagenetix, Inc., a publicly held company in the nutritional supplements industry. He received a B.A. degree in accounting from Florida State University.

EXECUTIVE COMPENSATION

Summary Compensation Table

This table provides disclosure, for fiscal years 2016 and 2015 for the Named Executive Officers, who are the Chief Executive Officer and the Chief Financial Officer.

Named Executive Officer and Principal Position	Year	Salary ($)	Option Awards (3)($)	Non-Equity Incentive Plan Compensation (4)($)	All Other Compensation ($)	Total ($)

Stephen T. Lundy,	2016	382,525	183,273	191,263	61,098	818,159
Chief Executive Officer and President (1)	2015	382,525	572,670	154,951	44,006	1,154,152

Jeffrey G. McGonegal,	2016	272,005	89,506	136,003	16,111	513,625
Chief Financial Officer (2)	2015	272,005	279,720	85,682	13,800	651.207
__________

(1)  Effective January 1, 2015, Mr. Lundy's annual salary was increased to $382,525.  Mr. Lundy also served as a director of the Company; he did not receive additional compensation for serving in such role. Amounts included in "All Other Compensation" include: temporary living and travel accommodations he was provided at a total cost of $42,872 and $33,873 in 2016 and 2015, respectively, and coverage under the Company's group medical plan at a total cost of $18,226 and $10,133 in 2016 and 2015, respectively. Mr. Lundy resigned as Chief Executive Officer and President on April 6, 2017.

(2)  The amounts included in "All Other Compensation" represents the amounts paid on his behalf in each year for group medical benefits.

(3)  The "Option Awards" columns reflect the grant date fair value for all stock option awards granted under the 2002 Stock Plan during 2016 and 2015.  These amounts are determined in accordance with FASB Accounting Standards Codification 718 (ASC 718), without regard to any estimate of forfeiture for service vesting.  Assumptions used in the calculation of the amounts in these columns for 2016 and 2015 are included in footnotes 1 and 7 to the Company's audited financial statements for the fiscal year ended December 31, 2016 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 (the "Annual Report").

(4)  The "Non-Equity Incentive Plan Compensation" column reflects the annual cash bonuses earned under the Company's Incentive Plan.  The bonus amounts listed were earned for the fiscal year reported, but paid in the subsequent year.  Amounts for 2016 reflect the payment of retention bonus amounts for each Named Executive Officer.

Outstanding Equity Awards at Fiscal Year End

The following table shows the outstanding equity awards held by the Named Executive Officers as of December 31, 2016:

	Option Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Stephen T. Lundy (1)	883	-	-	547.20	3-24-2020
	260	-	-	141.60	1-5-2021
	1,400	-	-	163.20	7-8-2021
	1,563	-	-	31.68	4-30-2022
	12,417	-	-	16.80	12-11-2022
	17,125	-	-	16.32	1-23-2023
	22,250	-	-	18.16	1-06-2024
	34,720	3,155	-	15.12	1-12-2025
	43,000	43,000		2.89	5-9-2026

Jeffrey G. McGonegal (2)	209	-	-	710.40	1-24-2017
	167	-	-	1,591.20	1-17-2018
	209	-	-	319.20	1-27-2019
	209	-	-	528.00	1-19-2020
	209	-	-	141.60	1-5-2021
	834	-	-	31.68	4-30-2022
	6,585	-	-	16.80	12-11-2022
	8,375	-	-	16.32	1-23-2023
	10,875	-	-	18.16	1-06-2024
	16,959	1,541	-	15.12	1-12-2025
	21,000	21,000		2.89	5-9-2026
__________

(1)  Includes options to purchase: 883 shares at $547.20 per share granted on March 24, 2010; 260 shares at $141.60 per share granted on January 5, 2011; 1,400 shares at $163.20 per share granted on July 8, 2011; 1,563 shares at $31.68 per share granted on April 30, 2012; 12,417 shares at $16.80 per share granted on December 11, 2012; 17,125 shares at $16.32 per share granted on January 21, 2013; 22,250 shares at $18.16 per share granted on January 6, 2014, and 37,875 shares at $15.12 per share granted on January 12, 2015. The balance of options granted in 2015 fully vested in January 2017. The options granted in 2016 vested as to 50% of the award on the six month anniversary of the date of grant, and the remaining 50% of the award is scheduled to vest on the first anniversary of the grant date. Under the terms of a Separation Agreement with Mr. Lundy as of April 6, 2017, Mr. Lundy's equity rights were cancelled.

(2)   Includes options to purchase: 209 shares at $710.40 per share granted January 24, 2007; 167 shares at $1,591.20 per share granted January 17, 2008; 209 shares at $319.20 per share granted on January 27, 2009; 209 shares at $528.00 per share granted on January 19, 2010; 209 shares at $141.60 per share granted on January 5, 2011; 834 shares at $31.68 per share granted on April 30, 2012; 6,585 shares at $16.80 per share granted on December 11, 2012; 8,375 shares at $16.32 per share granted on January 23, 2013; 10,875 shares at $18.16 per share granted on January 6, 2014 and 18,500 shares at $15.12 per share granted on January 12, 2015. The balance of options granted in 2015 fully vested in January 2017. The options granted in 2016 vested as to 50% of the award on the six month anniversary of the date of grant, and the remaining 50% of the award is scheduled to vest on the first anniversary of the grant date. Under the terms of a Retention Agreement and a buy-back agreement with Mr. McGonegal in 2017, Mr. McGonegal's equity rights held as of December 31, 2016, were cancelled.

Options Exercised and Stock Vested

Neither of the Named Executive Officers exercised stock options during the year ended December 31, 2016.

Employment Agreements

The Company has entered into employment agreements with, and provides post-employment benefits to, its Named Executive Officers as follows:

John R. O'Rourke, Chief Executive Officer – On November 3, 2017, we entered into an employment agreement with Mr. O'Rourke to serve as Chief Executive Officer. The employment agreement with Mr. O'Rourke shall have an initial term of two years and provides for (i) a monthly salary of $25,000, (ii) a restricted stock award of 344,000 shares of common stock which shall vest in 24 equal monthly installments beginning one month from the date of issuance and (iii) an option to purchase up to 100,000 shares of the Company's common stock, at an exercise price $10.00.

Jeffrey G. McGonegal, Chief Financial Officer – On February 2, 2009, we entered into an employment agreement with Mr. McGonegal which provides that he serves at the pleasure of the Board of Directors unless the agreement is terminated by either party as provided in the agreement. The agreement provides in the event that Mr. McGonegal's employment is terminated by the Company for other than cause, or if such employment is terminated by the executive in the event of a change in control, severance payments based upon Mr. McGonegal's salary will be made for six months.  In the event of death or disability, severance payments based upon Mr. McGonegal's salary will be made for six months.  Effective June 30, 2017, the Company entered into a retention agreement with Mr. McGonegal which superseded the previous employment agreement with Mr. McGonegal. The retention agreement provides for Mr. McGonegal's continued service  as the Company's Chief Financial Officer and Principal Accounting Officer until April 30, 2018, or unless sooner terminated pursuant to the provisions of the Retention Agreement. Mr. McGonegal will continue to receive an annual base salary of $272,005. In the event Mr. McGonegal's employment is terminated by the Company without Cause, or Mr. McGonegal becomes disabled, he will continue to receive his base salary until April 30, 2018. As part of the retention agreement, among other provisions, Mr. McGonegal agreed to waive his rights to 67,172 outstanding stock options in exchange for a one-time lump-sum payment of $50,000.

Stephen T. Lundy, Former Chief Executive Officer – On March 24, 2010, we entered into an employment agreement with Mr. Lundy which provides that he serves at the pleasure of the Board of Directors unless the agreement is terminated by either party as provided in the agreement. The agreement provides in the event that Mr. Lundy's employment is terminated by the Company for other than cause, or if such employment is terminated by the executive in the event of a change in control, severance payments based upon Mr. Lundy's salary will be made for twelve months.  In the event of death or disability, severance payments based upon Mr. Lundy's salary will be made for three months. Under the terms of a Separation Agreement with Mr. Lundy as of April 6, 2017, Mr. Lundy's post-employment benefits were terminated.

Richard J. Whitcomb, Former Senior Vice President, Corporate Development – On September 14, 2016, we entered into an offer letter with Mr. Whitcomb, our Senior Vice President, Corporate Development.  Mr. Whitcomb had served as President and Chief Executive Officer of BiOptix Diagnostics, Inc., until its acquisition by the Company in September 2016.  His employment agreement provides that if Mr. Whitcomb is terminated without cause before the eight-month anniversary of his start date, he will receive severance equal to base salary as if his employment had been continued for one full year.  Thereafter, he is entitled to severance equal to four months of base salary if his employment is terminated without cause.  Under the terms of a Separation Agreement effective as of June 15, 2017, Mr. Whitcomb's employment with the Company was terminated.

Post-Employment Benefits

The following table discloses the post-employment termination benefits that would have been received by the Named Executive Officers if a termination event had occurred on December 31, 2016:

Named Executive Officer	Benefit	Termination without Cause ($)	Death or Disability ($)	Change In Control (Single Trigger) ($) (1)	Change In Control (Double Trigger) ($)

Stephen T. Lundy (2)	Severance	382,525	95,631	-	382,525
	Options	-	-	81,700	81,700
	Total	382,525	95,631	81,700	469,625

Jeffrey G. McGonegal	Severance	136,002	136,002	-	136,002
	Options	-	-	19,950	19,950
	Total	136,002	136,002	19,950	155,952
__________

(1)  Under the Change in Control Policy approved by the Board of Directors, upon consummation of a Change in Control (as defined in the 2002 Stock Plan) any unvested stock options held by a Named Executive Officer accelerate and vest upon the consummation of a Change in Control.  This column shows the value of unvested stock options that would have been received upon acceleration of unvested stock options as of December 31, 2016.  The closing price of the Company's common stock on December 30, 2016 was $3.84 per share.

(2)  Under the terms of a Separation Agreement with Mr. Lundy as of April 6, 2017, Mr. Lundy's post-employment benefits were terminated and his equity rights were cancelled.

Director Compensation

Since February 1, 2008, each non-employee director receives cash compensation of $1,000 per month.  Our non-employee directors typically receive a stock option award upon joining and additional options over time, generally annually.  The directors are also reimbursed for all expenses incurred by them in attending board and committee meetings.

Director compensation for the year ended December 31, 2016 was:

Name	Cash Fees ($)	Option Awards ($) (6)	Total ($)

Gail Schoettler (1)	24,000	44,753	68,753
Michael M. Beeghley (2)	1,000	36,717	37,717
David Welch (3)	12,000	29,835	41,835
Susan Evans (4)	12,000	29,835	41,835
Michael W. Routh (5)	1,000	36,717	37,717

__________
 (1)  On May 9, 2016, Ms. Schoettler was granted options to purchase 21,000 shares of the Company's common stock at $2.89 per share, vesting in quarterly installments during 2016 and expiring in ten years.  As of December 31, 2016, Ms. Schoettler held a total of 49,130 options to purchase shares of our common stock. Resigned as a member of the board of directors on January 6, 2017.

(2)  On November 30, 2016, Mr. Beeghley was granted options to purchase 16,233 shares of the Company's common stock at $3.00 per share, with 2,333 of the options vested upon grant and the balance vesting annually over three years in arrears and all expiring in ten years.  As of December 31, 2016, Mr. Beeghley held a total of 16,233 options to purchase shares of our common stock.

(3)  On May 9, 2016, Mr. Welch was granted options to purchase 14,000 shares of the Company's common stock at $2.89 per share, vesting in quarterly installments during 2016 and expiring in ten years.  As of December 31, 2016, Mr. Welch held a total of 33,547 options to purchase shares of our common stock. Resigned as a member of the board of directors on January 6, 2017.

(4)  On May 9, 2016, Dr. Evans was granted options to purchase 14,000 shares of the Company's common stock at $2.89 per share, vesting in quarterly installments during 2016 and expiring in ten years As of December 31, 2016, Dr. Evans held a total of 31,125 options to purchase shares of our common stock. Resigned as a member of the board of directors on January 6, 2017.

(5)  On November 30, 2016, Mr. Routh was granted options to purchase 16,233 shares of the Company's common stock at $3.00 per share, with 2,333 of the options vested upon grant and the balance vesting annually over three years in arrears and all expiring in ten years. As of December 31, 2016, Mr. Routh held a total of 16,233 options to purchase shares of our common stock. Resigned as a member of the board of directors on February 7, 2017.

(6)  The "Option Awards" columns reflect the grant date fair value for all stock option awards granted to non-employee directors under the Company's 2002 Stock Plan during 2016.  These amounts are determined in accordance with ASC 718, without regard to any estimate of forfeiture for service vesting. Assumptions used in the calculation of the amounts in this column are included in footnotes 1 and 7 to the Company's audited financial statements for the fiscal year ended December 31, 2016 included in the Annual Report.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

The Audit Committee has appointed EisnerAmper LLP, independent public accountant, to audit our financial statements for the fiscal year ending December 31, 2017. A representative of EisnerAmper LLP is not expected to be present in person but will attend telephonically at the 2017 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

The Audit Committee retained EisnerAmper LLP as the Company's independent registered public accounting firm to perform the audit of the Company's consolidated financial statements for the fiscal year ending December 31, 2017.

Change from to GHP Horwath, P.C. to EisnerAmper LLP

On January 13, 2017, the Company received notice from its independent registered public accounting firm, GHP Horwath, P.C. ("GHP") that GHP has chosen not to stand for re-appointment as the Company's auditor, and effective January 13, 2017, the client-auditor relationship between the Company and GHP ceased. The report of GHP on our financial statements as of and for the fiscal year ended December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

During the fiscal year ended December 31, 2015 and the subsequent interim periods through January 13, 2017, the date of dismissal, there were (i) no disagreements between GHP and us upon any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, any of which, if not resolved to GHP's satisfaction, would have caused GHP to make reference thereto in its reports, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company engaged EisnerAmper LLP as its new principal accountant as of February 3, 2017. The engagement of EisnerAmper LLP was approved by our Audit Committee following the Audit Committee's process to find a new independent registered public accounting firm.

During the two fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through February 3, 2017, neither we, nor anyone on our behalf, consulted with EisnerAmper LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements, and EisnerAmper LLP did not provide any written report or oral advice that EisnerAmper LLP concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; (iii) any matter that was the subject of a "disagreement" within the meaning of Item 304(a)(1)(iv) of Regulation S-K or (iv) any "reportable event" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Fees

The following table sets forth the aggregate fees billed to the Company for the last two fiscal years by the Company's independent accounting firms. GHP had been used for professional services through January 13, 2017. EisnerAmper LLP has been used thereafter since February 3, 2017:

	2016	2015
Audit Fees (1)	$87,000	$53,000
All related Fees	-	-
Total fees	$87,000	$53,000

(1) Audit Fees: Audit fees paid to EisnerAmper LLP and GHP for professional services associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, consultations concerning financial accounting and reporting standards, and regulatory filings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

No Appraisal Rights

Under the Nevada Revised Statutes, our shareholders are not entitled to appraisal rights with respect to our proposed ratification of the appointment of EisnerAmper LLP as our independent public accountant, and we will not independently provide our shareholders with any such rights.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company's independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our shareholders to appoint the Company's independent accountant. However, if our shareholders do not ratify the appointment of EisnerAmper LLP as the Company's independent public accountant for the fiscal year ending December 31, 2017, the Audit Committee of the Board may reconsider its appointment.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") requires the Company's shareholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of the Company's executive officers who are named in the Summary Compensation Table (the "Named Executive Officers"). The Company has disclosed the compensation of the Named Executive Officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company's shareholders. This advisory shareholders vote, commonly referred to as a "say-on-pay vote," gives you as a shareholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this proxy statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the shareholders of the Company approve all of the compensation of the Company's executive officers who are named in the Summary Compensation Table of the Company's 2017 proxy statement, as such compensation is disclosed in the Company's 2017 proxy statement pursuant to Item 402 of Regulation S-K, which disclosure includes the proxy statement's Summary Compensation Table and other executive compensation tables and related narrative disclosures.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company's Compensation Committee will take into account the outcome of the shareholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board of Directors, any board committee or the Company relating to the compensation of the Named Executive Officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any board committee or the Company.

Vote Required

The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our shareholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTED OFFICER, AS STATED IN THE ABOVE NON-BINDING RESOLUTION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2017 EQUITY INCENTIVE PLAN TO INCREASE THE RESERVATION OF COMMON STOCK FOR ISSUANCE THEREUNDER FROM TO 1,645,000 SHARES FROM 895,000 SHARES

The 2017 Plan was approved by our Board on April 28, 2017 and by our shareholders on August 21, 2017. On December 12, 2017, the Board approved an amendment (the "Amendment") to the 2017 Plan to increase the number of shares available for issuance thereunder to 1,645,000 from 895,000 in support of the Company's growth and desire to attract and retain qualified individuals for management and other positions. The Board is recommending and submitting the Amendment to our shareholders for approval.

We are seeking shareholder approval of the Amendment to increase the number of shares issuable pursuant to the 2017 Plan to 1,645,000 from 895,000. In determining the amount of the increase contemplated by the proposed Amendment to the EIP, the Board has taken into consideration the desire to continue to retain the flexibility to offer incentives to our officers, directors, consultants and others. Upon shareholder approval, an additional 750,000 shares of common stock will be available for issuance under the 2017 Plan.

Reasons for the Proposed Amendment

The purpose of this increase is to continue to be able to attract, retain and motivate executive officers and other employees, non-employee directors and certain consultants. Upon shareholder approval of the Amendment, additional shares of common stock will be reserved for issuance under the 2017 Plan, which will enable us to continue to grant equity awards to our officers, employees, consultants and non-employee directors at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving its business objectives and thereby creating greater value for all our shareholders. Furthermore, we believe that equity compensation aligns the interests of our management and other employees with the interests of our other shareholders. Equity awards are a key component of our incentive compensation program. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of shareholders, and focusing key employees on our long-term growth. We anticipate that option grants and other forms of equity awards such as restricted stock awards may become an increasing component in similarly motivating our consultants. Approval of the Amendment will permit us to continue to use stock-based compensation to align shareholder and employee interests and to motivate employees and others providing services to us or any subsidiary.

Description of Our Equity Incentive Plan

Set forth below is a summary of the 2017 Plan, but this summary is qualified in its entirety by reference to the full text of the 2017 Plan, a copy of which can be found as Appendix E to our Definitive Proxy Statement for the Special Meeting of Shareholders held August 21, 2017, filed with the SEC on July 10, 2017.

Shares Available

The 2017 Plan currently authorizes the issuance of 895,000 shares of common stock. As of the Record Date, awards covering an aggregate of 666,000 shares were granted under the 2017 Plan and 229,000 shares were available for future awards under the 2017 Plan.

Administration

The 2017 Plan will be administered by the Board or by one or more committees of directors appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of the 2017 Plan (the "Administrator"). Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. Any committee delegated administrative authority under the 2017 Plan may further delegate its authority under the 2017 Plan to another committee of directors, and any such delegate shall be deemed to be an Administrator of the 2017 Plan. The Administrator comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, its powers under the 2017 Plan (a) to Eligible Persons (as defined below) who will receive grants of awards under the 2017 Plan and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards.  The Board may delegate different levels of authority to different committees with administrative and grant authority under the 2017 Plan. It is anticipated that the Administrator (either generally or with respect to specific transactions) will be constituted so as to comply, as necessary or desirable, with the requirements of Internal Revenue Code of 1986, as amended (the "Code"), Section 162(m) of the Code and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Eligibility

Awards may be granted pursuant to the 2017 Plan only to persons who are eligible persons. Under the 2017 Plan, "Eligible Person" means any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its subsidiaries; (b) a director of the Company or one of its subsidiaries; or (c) a consultant who renders bona fide services to the Company or one of its subsidiaries; provided, however, that ISOs may be granted only to employees.

Awards

The 2017 Plan permits the grant of: (a) stock options, which may be intended as ISOs or as nonqualified stock options (options not meeting the requirements to qualify as ISOs); (b) stock appreciation rights ("SARs"); (c) restricted stock; (d) restricted stock units ("RSUs"); (e) cash incentive awards; or (f) other awards, including: (i) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the common stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (ii) any similar securities with a value derived from the value of or related to the common stock and/or returns thereon.

Consideration for Awards

The purchase price for any award granted under the 2017 Plan or the common stock to be delivered pursuant to any such award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

●	services rendered by the recipient of such award;

●	cash, check payable to the order of the Company, or electronic funds transfer;

●	notice and third party payment in such manner as may be authorized by the Administrator;

●	the delivery of previously owned and fully vested shares of common stock;

●	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

●
subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the 2017 Plan transactions is based upon federal income tax laws in effect as of August 30, 2017. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Nonqualified Stock Options. The grant of a nonqualified stock option under the 2017 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant's subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Options. The grant of an ISO under the 2017 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a "disqualifying disposition"), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The "spread" under an ISO—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock. Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant's subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss treatment depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued.

Other Awards. Other awards (such as restricted stock units) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code. Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company's "covered employees." A "covered employee" is the Company's chief executive officer and the next three most highly compensated executive officers of the Company other than the chief financial officer. An exception to this rule applies to "qualified performance based compensation," which generally includes stock options and stock appreciation rights granted under a shareholder approved plan, and other forms of equity incentives, the vesting or payment of which is contingent upon the satisfaction of certain shareholder approved performance goals. The Company intends that the 2017 Plan allow for the grant of options and stock appreciation rights that may be treated as "qualified performance based compensation" that is exempt from the limitations of Code Section 162(m), and for the grant of other performance-based awards that may be treated as "qualified performance based compensation," but it makes no assurance that either such type of award will be so treated.

New Plan Benefits

SEC rules require us to disclose any amounts that we currently are able to determine will be allocated to our named executive officers, directors and other employees following approval of the Amendment to the 2017 Plan. Presently, no grants under the 750,000 shares to be added to the 2017 Plan pursuant to the Amendment have been made.

No Appraisal Rights

Under the Nevada Revised Statutes, our shareholders are not entitled to appraisal rights with respect to the approval of the amendment to the Company's 2017 Equity Incentive Plan to increase the reservation of common stock for issuance thereunder to 1,645,000 shares from 895,000 shares, and we will not independently provide our shareholders with any such rights.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve the amendment to the Company's 2017 Equity Incentive Plan to increase the reservation of common stock for issuance thereunder to 1,645,000 shares from 895,000 shares. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR AN AMENDMENT TO THE COMPANY'S 2017 EQUITY INCENTIVE PLAN TO INCREASE THE RESERVATION OF COMMON STOCK FOR ISSUANCE THEREUNDER TO 1,645,000 SHARES FROM 895,000 SHARES.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

PROXY	RIOT BLOCKCHAIN, INC. 202 6th Street, Suite 401 Castle Rock, CO 80104 (303) 794-2000	PROXY

ANNUAL MEETING OF SHAREHOLDERS DECEMBER 28, 2017
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Riot Blockchain, Inc. (the "Company") hereby constitutes and appoints John O'Rourke and Jeffrey McGonegal, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of common stock and/or standing in the name of the undersigned at the Meeting of Shareholders to be held at Boca Raton Resort and Club, 501 East Camino Real, Boca Raton, FL 33422  on December 28, 2017, beginning at 10:00 AM local time, and at any adjournment or adjournments thereof, upon the following:

Proposal One:  To elect as directors the following nominees.

John R. O'Rourke	☐ FOR the nominee	☐ WITHHOLD AUTHORITY for the nominee
Andrew J. Kaplan	☐ FOR the nominee	☐ WITHHOLD AUTHORITY for the nominee
Eric So	☐ FOR the nominee	☐ WITHHOLD AUTHORITY for the nominee
Jason Les	☐ FOR the nominee	☐ WITHHOLD AUTHORITY for the nominee

Proposal Two: To ratify the appointment of EisnerAmper LLP as our independent public accountant for the fiscal year ending December 31, 2017.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal Three: To advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal Four:  To approve an amendment to the Company's 2017 Equity Incentive Plan to increase the reservation of common stock for issuance thereunder to 1,645,000 shares from 895,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.   THE ABOVE-NAMED ATTORNEYS AND PROXIES SHALL HAVE THE DISCRETION TO VOTE YOUR SHARES AS TO ANY ADDITIONAL MATTER PROPERLY PRESENTED AT THE ANNUAL MEETING.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person.  A corporation must sign in its name by the President or other authorized officer.  All co-owners and each joint owner must sign.

Date: _________________________, 2017

Signatures

Address if different from that on envelope:

Street Address

City, State and Zip Code

Please check if you intend to be present at the meeting: ____